-------------------------------------------------------------------------------
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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 10-SB

                 GENERAL FORM FOR REGISTRATION OF SECURITIES OF
                             SMALL BUSINESS ISSUERS
        UNDER SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934


                          ST. GALLEN ACQUISITION CORP.
                 (Name of Small Business Issuer in its charter)


                   Delaware                                     33-0846313
       ---------------------------------------         -------------------------
        (STATE OR OTHER JURISDICTION OF                      (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NO.


        360 N. Sepulveda Boulevard, Suite 3050
                El Segundo, California                             90245
       ---------------------------------------         --------------------------
      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)



                 ISSUER'S TELEPHONE NUMBER, INCLUDING AREA CODE

                                 (310) 524-0111

         SECURITIES TO BE REGISTERED UNDER SECTION 12(b) OF THE ACT:


    TITLE OF EACH CLASS                         NAME OF EACH EXCHANGE ON WHICH
    TO BE SO REGISTERED                         EACH CLASS IS TO BE REGISTERED


           None                                               N/A
    -------------------                        ------------------------------


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                         Common Stock, $.001 par value
-------------------------------------------------------------------------------
                                (TITLE OF CLASS)


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                TABLE OF CONTENTS


ITEM NUMBER AND CAPTION                                                                PAGE
-----------------------                                                                ----

PART  I
-------
1.    Description of Business                                                            2
2.    Management's Discussion and Analysis or Plan of Operation                          6
3.    Description of Property                                                            6
4.    Security Ownership of Certain Beneficial Owners and Management                     7
5.    Directors, Executive Officer, Promoters and Control Persons                        8
6.    Executive Compensation                                                             9
7.    Certain Relationships and Related Transactions                                    10
8.    Description of Securities                                                         10

PART II
-------

1.    Market Price of and Dividends on the Registrant's Common Equity
        and Other Shareholder Matters                                                   10
2.    Legal Proceedings                                                                 11
3.    Changes in and Disagreements with Accountants                                     11
4.    Recent Sales of Unregistered Securities                                           11
5.    Indemnification of Directors and Officers                                         11
6.    Financial Statements                                                              15

PART III
--------

1.       Index to Exhibits                                                              24

PART 1

ITEM 1.  DESCRIPTION OF BUSINESS

         St. Gallen Acquisition Corp., a Delaware corporation (the
"Company"), was incorporated on April 28, 1997. The Company's administrative offices are located at 360 N. Sepulveda Boulevard, Suite 3050, El Segundo, California 90245; telephone (310) 524-0111. The Company is newly formed, has not yet engaged in business and has had no revenues. To date, the Company's activities have been its organization and the preparation of this Registration Statement. The Company plans to attempt to acquire an equity interest in or assets of an operating business to be thereafter operated by the Company or a subsidiary of the Company.

GENERAL

         The Company was organized in April 1997 for the purpose of listing its securities on an electronic stock exchange and then acquiring an interest in a suitable operating business, which may include assets or shares of another entity to be acquired by the Company directly or through a subsidiary. The Company is newly formed and has no assets, revenues or operations. The Company and companies of this sort are commonly referred to as "public shell corporations" and the transactions through which public shell corporations acquire an interest in a suitable operating business are commonly referred to as "shell reorganizations." Management believes that certain privately held businesses are interested in "going public" through a shell reorganization for a variety of reasons. In the opinion of management, the most common motivation is the belief that the private business' reconstitution as a publicly traded corporation will aid the business in obtaining private equity capital on the theory that investors are more interested in purchasing equity securities for which a public market exists.

         In selecting a suitable business opportunity, management of the Company intends to focus on the potential for future profits and strength of current operating management of the business opportunity. Management believes that the greatest potential lies in technology and goods or products-related industries, rather than principally service industries. Nevertheless, this shall not preclude any other category of business or industry to be investigated and evaluated by the Company as opportunities arise.

         The Company will conduct its own investigation to identify a business it can acquire. After selecting a potential acquisition candidate, management may prepare a business plan using its general experience and business acumen, or hire consultants to prepare analyses of the business' capital, production, marketing, labor and other related requirements. To date, management has conducted no investigations of any business or company nor has it met with representatives of any company or business. There can be no assurance that management of the Company will ever be able to locate a suitable business opportunity interested in reorganizing with the Company or that management has the requisite experience to recognize and understand a business operation that would benefit the Company. In the event that management is able to locate what it considers to be a suitable business opportunity, there can be no assurance that such business will be successful.

         Management believes that the reorganization of the Company with a suitable operating business will be in the form of a stock-for-stock exchange conducted pursuant to a written stock purchase agreement. Management intends to pursue a structure that will provide for a tax free reorganization under Sections 355 and 368 of the Internal Revenue Code of 1986, as amended. Management expects that the terms of the stock purchase agreement will require the owners of the operating business to transfer the entire equity ownership of the business opportunity to the Company in exchange for the Company's issuance of a large block of its Common Stock to the owners of the operating business. The Company expects that the owners of the business opportunity will receive a block of stock that equals 90% to 95% of the issued and outstanding shares of the Common Stock of the Company after giving effect to the close of the stock-for stock exchange, depending on the qualities and strengths of the business opportunity. The Company expects that immediately after the close of the stock-for-stock exchange, the existing directors and officers of the Company will resign and that a new slate of officers and directors nominated by the former owners of the operating business will be appointed. In summary, after giving effect to the expected terms of a proposed shell reorganization with a suitable business opportunity, the Company will stand as the publicly-listed holding corporation for the business opportunity, which will be wholly-owned by the Company. The present shareholders of the Company, as a group, will own approximately 5% to 10% of the issued and outstanding shares of

Common Stock of the Company (with the other 90% to 95% held by the former owners of the operating business), and the officers and directors of the Company will consist exclusively of those persons nominated by the former owners of the operating business, presumably the same persons that served in similar positions with the pre-reorganization operating business.

INVESTORS IN THE COMPANY ARE CAUTIONED AND SHOULD BE AWARE THAT MANAGEMENT OF THE COMPANY, ACTING IN COMPLIANCE WITH THE BYLAWS OF THE COMPANY AND DELAWARE GENERAL CORPORATION LAW, INTENDS TO STRUCTURE ANY REORGANIZATION WITH AN OPERATING BUSINESS IN A MANNER THAT WILL ALLOW THE BOARD OF DIRECTORS OF THE COMPANY TO APPROVE THE SELECTION OF THE OPERATING BUSINESS AND ALL OF THE TERMS OF THE REORGANZIATION, INCLUDING THE APPOINTMENT OF THE SUCCESSOR OFFICERS AND DIRECTORS, WITHOUT THE NEED OR REQUEST FOR SHAREHOLDER APPROVAL. SEE "RISK FACTORS," BELOW.

         As of the date of this Registration Statement, the Company has no agreements, understandings or arrangements concerning its acquisition or potential acquisition of a specific business opportunity. If the Company enters into any agreements, understandings or arrangements prior to the effectiveness of this Registration Statement, it will file an appropriate amendment to this Registration Statement for purposes of disclosing terms of the transaction. Upon the effectiveness of this Registration Statement, the Company will become subject to the periodic reporting requirements of Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"). These requirements will oblige the Company to file with the Commission specified information regarding companies with which the Company may merge or reorganize, including audited financial statements for any acquired companies covering one or two years depending on the relative size of the acquisition. The financial statement requirements imposed by the Exchange Act will necessarily limit the Company's pool of candidates with which it may merge or reorganize to those entities with the proper audited financial statements.

         There is no assurance that management can find a suitable prospect, or that it has the requisite experience to recognize and understand a business operation that would benefit the Company.

COMPETITION

         Numerous large, well-financed firms with large cash reserves are engaged in the acquisition of companies and businesses. The Company expects competition to be intense for available target businesses.

EMPLOYEES

         The Company has only two employees at the present time, Kevin DeVito and Candace Beaver, the Company's Chief Executive Officer and Chief Financial Officer, respectively, and does not contemplate hiring anyone until a business is acquired. Mr. DeVito and Ms. Beaver intend to devote no more than 10% of their time to the Company's affairs.

THE INVESTMENT COMPANY ACT OF 1940

         The Company's business plan may involve changes in its capital structure, management, control and business. These activities may be regulated by the Investment Company Act of 1940 ("Investment Act"). The Company will attempt to avoid this regulatory jurisdiction to preclude costly and restrictive registration and other provisions of the Investment Act.

         The Investment Act excludes from the effects of the Act entities which have not conducted a public offering and which do not have in excess of 99 shareholders. The Company believes that it presently complies with this exclusion and that it will continue to do so until such time as it acquires a business opportunity, at which time the Company should no longer be potentially subject to the Investment Act. The Company intends to operate in a manner which will maintain its exclusion from the "investment company" category.

RISK FACTORS

         AN INVESTMENT IN THE SECURITIES OF THE COMPANY PRESENTS CERTAIN MATERIAL RISKS TO INVESTORS. ANY INVESTOR IN THE COMPANY IS ENCOURAGED TO CAREFULLY CONSIDER THE FOLLOWING RISKS BEFORE PURCHASING THE SECURITIES OF THE COMPANY.

         1. SHELL CORPORATION. This type of company is commonly called a "shell" corporation because the company does not have any assets or operations and has been formed for the specific purpose of acquiring all or substantially all of the ownership of an existing business. These transactions are consummated by issuing or transferring large blocks of the Company's equity shares to the principals of the business that is acquired. Any such issuance will involve significant dilution in the equity interest in the Company held by the pre-reorganization shareholders of the Company with the result that the pre-reorganization shareholders of the Company will have a substantially lower aggregate interest in the outstanding shares of the Company after giving effect to the reorganization. See, "Description of Business."

         Prospective investors should be aware that privately-held companies often times merge or reorganize with a public shell as a means of "going-public" without having to incur the time, expense and disclosure obligations normally associated with the going-public process. In the event the Company merges with a privately-held company subsequent to the close of this offering, investors will not have had the benefit of receiving disclosure of such company's operations and financial condition prior to making their investment. See, "Description of Business."

         Prospective investors should also be aware that management of the Company, acting in compliance with the Bylaws of the Company and Delaware General Corporation Law, intends to structure any reorganization with an operating business in a manner that will allow the Board of Directors of the Company to approve the selection of the operating business and all of the terms of the reorganization, including the appointment of the successor officers and directors, without the need or request for shareholder approval. See, "Description of Business."

         2. RISK OF PROPOSED NEW BUSINESS; LACK OF ASSETS, REVENUES OR OPERATIONS. The Company was only recently formed and has no assets, revenues or operations. The Company was originally capitalized with $2,000 in April 1997. Management expects that the Company's working capital requirements will be nominal and will be satisfied through additional capital contributions by management as required. The report of the Company's independent auditors on the Company's 1998 financial statements includes a qualification regarding the Company's ability to continue as a going concern. In its report, the Company's independent auditors state that the Company needs an additional capital infusion in order to fund current expenditures, acquire business opportunities and achieve profitable operations, and that such factors raise substantial doubt about the Company's ability to continue as a going concern.

         3. RELIANCE ON MANAGEMENT; LACK OF EXPERIENCE. The Company is dependent on its officers and directors' personal abilities to evaluate business opportunities that may be presented in the future. No member of management has previously operated a shell corporation, although management has experience in the analysis and acquisition of businesses. Since management has not identified a proposed business or industry in which it will search for an acquisition target, it is unlikely that management will have any prior experience in the technical aspects of the industry or the business within that industry which may be acquired. See, "Description of Business" and "Management."

         4. MINIMAL TIME COMMITMENT OF MANAGEMENT. The current officers and directors engage in other activities and will devote less than 10% of their time to the Company. See, "Management."

         5. CONTROL BY PRESENT SHAREHOLDERS. Management of the Company presently controls approximately 80% of the outstanding Common Stock of the Company. Therefore, until such time as the Company acquires an operating business, management of the Company will have the power to elect all of the Company's Board of Directors, amend the Company's Certificate of Incorporation, and approve a merger, consolidation with another company or sale of all or substantially all of the Company's assets. See, "Principal Shareholders" and "Description of Securities."

         6. PREFERRED STOCK. The Company is authorized to issue 10,000,000 shares of $.001 par value preferred stock ("Preferred Stock"). The Preferred Stock may be issued from time to time in one or more series, and the Board of Directors, without action by the holders of the Common Stock, may fix or alter the voting rights, redemption provisions, (including sinking fund provisions), dividend rights, dividend rates, liquidation preferences, conversion rights and any other rights preferences, privileges and restrictions of any wholly unissued series of Preferred Stock. The Board of Directors, without stockholder approval, can issue shares of Preferred Stock with rights that could adversely affect the rights of the holders of Common Stock. No shares of Preferred Stock presently are outstanding, and the Company has no present plans to issue any such shares. The issuance of shares of Preferred Stock could adversely affect the voting power of holders of Common Stock and could have the effect of delaying, deferring or preventing a change in control of the Company or other corporate action.

         7. COMPETITION. Numerous large, well-financed firms with large cash reserves are engaged in the acquisition of companies and businesses. The Company expects competition to be intense for available target businesses.

         8. LACK OF FACILITIES. The Company's office is located within a suite of offices leased by the consulting firm owned by the Company's Chief Executive Officer. The use of the facilities is provided to the Company at no charge and the Company does not intend to rent other office space until an acquisition target business is identified and acquired. The lack of any separate facilities for the Company's operations may work to the Company's future detriment. See, "Property."

         9. POTENTIAL SALES PURSUANT TO RULE 144. All 1,000,000 shares of Common Stock currently outstanding are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended. In addition, all 1,00,000 shares of Common Stock are eligible for resale under Rule
144. In general, under Rule 144 a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three month period, a number of shares which does not exceed the greater of 1% of the then outstanding shares of Common Stock, or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who is not an affiliate of the Company and who has satisfied a two-year holding period.

         The Company is unable to predict the effect that sales of the Company's securities under Rule 144 or otherwise, may have on the then prevailing market price of the Common Stock; it can be expected, however, that the sale of any substantial number of shares of Common Stock would have a depressive effect on the market price of the Common Stock.

         10. MARKET FOR THE COMMON STOCK OF THE COMPANY. As of the date of this Registration Statement, there is no market for the securities of the Company. Upon the effectiveness of this Registration Statement, the Company intends to apply for a listing of its Common Stock on the OTC Bulletin Board. There can be no assurance, however, that the OTC Bulletin Board will approve the listing application or, if the application is approved, that a market will develop for the Common Stock of the Company. In the event that the Company's listing application is approved, management believes that the market for the Common Stock of the Company will be thinly traded, if traded at all, until such time as the Company acquires an operating business.

ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

PLAN OF OPERATIONS

         The Company was organized in April 1997 for the purpose of listing its securities on an electronic stock exchange and then acquiring an interest in a suitable operating business, which may include assets or shares of another entity to be acquired by the Company directly or through a subsidiary. The Company is newly formed, has not yet engaged in business and has had no revenues. As of December 31, 1998, the Company had $239 of assets and a book deficit of $929. The Company was originally capitalized with $2,000 in April 1997. Management expects that the Company's working capital requirements will be nominal and will be satisfied through additional capital contributions by management as required.

FORWARD LOOKING STATEMENTS

         This Registration Statement contains forward-looking statements that are based on the Company's beliefs as well as assumptions made by and information currently available to the Company. When used in this Registration Statement, the words "believe," "endeavor," "expect," "anticipate," "estimate," "intends," and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks, uncertainties and assumptions which described in Part I, Item 1, Description of Business - Risk Factors," above. Should one or more of those risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. The Company cautions potential investors not to place undue reliance on any such forward-looking statements all of which speak only as of the date made.

ITEM 3.  DESCRIPTION OF PROPERTY

         Through an oral agreement with Kevin DeVito, Chief Executive Officer of the Company, the Company's operations are located at 360 N. Sepulveda Boulevard, Suite 3050, El Segundo, California 90245. The Company's office is located within a suite of offices leased by the consulting firm owned by Mr. DeVito. There is no rental charge to the Company for office space, equipment rental or phone usage. The Company does not anticipate acquiring separate office facilities until such time as a business has been acquired by the Company.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

         The following table sets forth certain information regarding the beneficial ownership of the shares of Common Stock as of October 31, 1999 by (i) each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the issued and outstanding shares of Common Stock, (ii) each of the Company's directors and executive officers and (iii) all directors and executive officers as a group.


                 NAME AND ADDRESS                            NUMBER OF SHARES                    PERCENTAGE OWNED
                                                   -------------------------------------       ---------------------
Deleco Investment Company (1)                                    800,000                                80%

Kevin DeVito (1)                                                 802,000 (2)                            80%

Candace Beaver (1)                                                 2,000                                (3)

All officers and directors                                       804,000                                80%
  as a group(2)
--------------------

(1) Address is 360 N. Sepulveda Boulevard, Suite 3050, El Segundo, California 90245.
(2) Includes 800,000 shares held by Deleco Investment Company. Kevin DeVito, the Company's Chief Executive Officer, is the Managing Director of Deleco Investment Company.
(3)      Less than one percent.

ITEM 5.  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

         Set forth below are the directors and officers of the Company.

                NAME                       AGE                                          POSITION
                ----                       ---                                          --------
              Kevin DeVito                 39                    Chairman of the Board and Chief Executive Officer

             Candace Beaver                38                    Secretary and Chief Financial Officer

         Mr. DeVito co-founded the Company in April 1997 and has served as Chairman of the Board and Chief Executive Officer since inception. Mr. DeVito has served as a director of COPE, Inc. since June 1992. From 1992 to September 25, 1998, Mr. DeVito served as President of COPE, Inc., which during that period was known as Harrier, Inc. From 1996 to July 1999, Mr. DeVito served as a principal of New Capital AG, a Zurich based financial and management consulting firm. Since July 1999, Mr. DeVito has served as a principal of New Capital Horizons, a California based financial and management consulting firm.

         Ms. Beaver co-founded the Company in April 1997 and has served as Secretary and Chief Financial Officer since inception. Ms. Beaver has served as Chief Financial Officer of COPE, Inc. from 1991 to September 1998. From 1996 to July 1999, Ms. Beaver served as Chief Financial Officer of New Capital AG. Since July 1999, Ms. Beaver has served as a Chief Financial Officer of New Capital Horizons.

         Each director holds office until his successor is elected and qualified or until his earlier resignation in the manner provided in the Bylaws of the Company.

ITEM 6.  EXECUTIVE COMPENSATION

         CASH COMPENSATION OF EXECUTIVE OFFICERS. The following table sets forth the cash compensation paid by the Company to its Chief Executive Officer and to all other executive officers for services rendered during the fiscal years ended December 31, 1998 and 1997.

                                      ANNUAL COMPENSATION                LONG-TERM COMPENSATION
                             ---------------------------------------  --------------------------------
     NAME AND POSITION        YEAR     SALARY    BONUS   OTHER ANNUAL    RESTRICTED     COMMON SHARES    ALL OTHER
                                                         COMPENSATION       STOCK          UNDERLYING       COMPEN-
                                                                         AWARDS ($)    OPTIONS GRANTED     SATION
                                                                                        (# SHARES)
---------------------------  ------  ---------  -------- -------------  ------------ -----------------  ----------
Kevin DeVito, CEO(1)         1998     $ -0-       -0-        -0-              -0-              -0-              -0-
                             1997     $ -0-       -0-        -0-              -0-              -0-              -0-


Candace Beaver, CFO(1)       1998     $ -0-       -0-        -0-              -0-              -0-              -0-
                             1997     $ -0-       -0-        -0-              -0-              -0-              -0-

--------------
(1) The Company has not paid its executive officers any remuneration since inception to date nor does it intend to until such time as the Company acquires an operating business.


                                        OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                   INDIVIDUAL GRANTS
-----------------------------------------------------------------------------------------------------------------------------
       NAME              NUMBER OF SECURITIES        % OF TOTAL OPTIONS/SARS       EXERCISE OR BASE     EXPIRATION DATE
                              UNDERLYING             GRANTED TO EMPLOYEES IN          PRICE ($/SH)
                       OPTIONS/SARS GRANTED (#)            FISCAL YEAR
--------------------   ------------------------      ----------------------        ----------------     ---------------------

                                                       NONE.




                            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                        AND FY-END OPTION/SAR VALUES


                                                                                  NUMBER OF
                                SHARES ACQUIRED                                   SECURITIES          VALUE OF
          NAME                   ON EXERCISE              VALUE RECEIVED          UNDERLYING         UNEXERCISED
                                                                                 UNEXERCISED        IN-THE-MONEY
                                                                                OPTIONS (SARS     OPTIONS (SARS AT
                                                                                AT FY-END (#)         FY-END($)
                                                                                 EXERCISABLE/       EXERCISABLE/
                                                                                UNEXERCISABLE       UNEXERCISABLE
---------------------------    ---------------      --------------------       ---------------    ----------------

                                                       None.


         COMPENSATION OF DIRECTORS. The Company provides no compensation to its directors and does not intend to until such time, if ever, as the Company acquires an operating business.

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

         The Company will not enter into any transactions with any officer, director or controlling shareholder of the Company until such time, if ever, as the Company acquires an operating business. At such time, it is expected that the Company will experience a change in control, including a complete change in the Board of Directors and management of the Company.


ITEM 8.  DESCRIPTION OF SECURITIES.

COMMON STOCK

         The Company is authorized to issue 20,000,000 shares of Common Stock, $.001 par value, of which, as of October 31, 1999, 1,000,000 shares were issued and outstanding and held of record by 95 stockholders. Holders of shares of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders generally. The approval of proposals submitted to stockholders at a meeting other than for the election of directors requires the favorable vote of a majority of the shares voting, except in the case of certain fundamental matters (such as certain amendments to the Certificate of Incorporation, and certain mergers and reorganizations), in which cases Delaware law and the Company's Bylaws require the favorable vote of at least a majority of all outstanding shares. Stockholders are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor, and in the event of liquidation, dissolution or winding up of the Company to share ratably in all assets remaining after payment of liabilities. The holders of shares of Common Stock have no preemptive, conversion, subscription or cumulative voting rights.

PREFERRED STOCK

         The Company is authorized to issue 10,000,000 shares of $.001 par value preferred stock ("Preferred Stock"). The Preferred Stock may be issued from time to time in one or more series, and the Board of Directors, without action by the holders of the Common Stock, may fix or alter the voting rights, redemption provisions, (including sinking fund provisions), dividend rights, dividend rates, liquidation preferences, conversion rights and any other rights preferences, privileges and restrictions of any wholly unissued series of Preferred Stock. The Board of Directors, without stockholder approval, can issue shares of Preferred Stock with rights that could adversely affect the rights of the holders of Common Stock. No shares of Preferred Stock presently are outstanding, and the Company has no present plans to issue any such shares. The issuance of shares of Preferred Stock could adversely affect the voting power of holders of Common Stock and could have the effect of delaying, deferring or preventing a change in control of the Company or other corporate action.

PART II

ITEM 1 MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER SHAREHOLDER MATTERS.

         As of the date of this Registration Statement, there is no market for the securities of the Company. Upon the effectiveness of this Registration Statement, the Company intends to apply for a listing of its Common Stock on the OTC Bulletin Board. There can be no assurance, however, that the OTC Bulletin Board will approve the listing application or, if the application is approved, that a market will develop for the Common Stock of the Company. In the event that the Company's listing application is approved, management believes that the Common Stock of the Company will be thinly traded, if traded at all, until such time as the Company acquires an operating business.

         As of October 31, 1999, there were 95 record holders of the Company's Common Stock.

         The Company has not paid any cash dividends since its inception and does not contemplate paying dividends in the foreseeable future. It is anticipated that earnings, if any, will be retained for the operation of the Company's business.

ITEM 2.  LEGAL PROCEEDINGS.

         There are no pending legal proceedings to which the Company is a party or to which the property interests of the Company are subject.

ITEM 3.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

         Not applicable.

ITEM 4.  RECENT SALES OF UNREGISTERED SECURITIES.

         In April 1997, the Company issued 1,000,000 shares of Common Stock, for the total consideration of $2,000, to 95 parties, including 800,000 shares of Common Stock to Deleco Investment Company and 200,000 shares of Common Stock to 94 individuals, each of whom are the acquaintances of Candace Beaver or Kevin DeVito. There was no underwriter involved in this issuance. The issuances were conducted pursuant to Regulation S and Section 4(2) of the 1933 Act. The Company has conducted no other issuances of securities.

ITEM 5.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

DELAWARE STATUTES

         Section 145 of the Delaware General Corporation Law, as amended, provides for the indemnification of the Company's officers, directors, employees and agents under certain circumstances as follows:

         (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

CERTIFICATE OF INCORPORATION

         The Company's Certificate of Incorporation provides that the directors of the Company shall be protected from personal liability to the fullest extent permitted by law. The Company's Bylaws also contain a provision for the indemnification of the Company's directors (see "Indemnification of Directors and Officers - Bylaws" below).

BYLAWS

         The Company's Bylaws provide for the indemnification of the Company's directors, officers, employees, or agents under certain circumstances as follows:

         "7.1 AUTHORIZATION FOR INDEMNIFICATION. The Corporation may indemnify, in the manner and to the full extent permitted by law, any person (or the estate, heirs, executors, or administrators of any person) who was or is a party to, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

         7.2 ADVANCE OF EXPENSES. Costs and expenses (including attorneys' fees) incurred by or on behalf of a director or officer in defending or investigating any action, suit, proceeding or investigation may be paid by the Corporation in advance of the final disposition of such matter, if such director or officer shall undertake in writing to repay any such advances in the event that it is ultimately determined that he is not entitled to indemnification. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, or by the stockholders, that, based upon the facts known to the Board or counsel at the time such determination is made, (a) the director, officer, employee or agent acted in bad faith or deliberately breached his duty to the Corporation or its stockholders, and (b) as a result of such actions by the director, officer, employee or agent, it is more likely than not that it will ultimately be determined that such director, officer, employee or agent is not entitled to indemnification.

         7.3 INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or applicable law.

         7.4 NON-EXCLUSIVITY. The right of indemnity and advancement of expenses provided herein shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Any agreement for indemnification of or advancement of expenses to any director, officer, employee or other person may provide rights of indemnification or advancement of expenses which are broader or otherwise different from those set forth herein."

INDEMNITY AGREEMENTS

         The Company's Bylaws provide that the Company may indemnify directors, officers, employees or agents to the fullest extent permitted by law and the Company has agreed to provide such indemnification to its directors, Kevin DeVito and Candace Beaver, pursuant to written indemnity agreements.

ITEM 6.  FINANCIAL STATEMENTS.

Independent Auditors' Report.......................................16
Consolidated Balance Sheets........................................17
Consolidated Statements of Operations..............................18
Consolidated Statements of Stockholders' Equity....................19
Consolidated Statements of Cash Flows..............................20
Notes to Consolidated Financial Statements.........................21

                                  May 14, 1999


To the Board of Directors
St. Gallen Acquisition Corp.
El Segundo, California


We have audited the accompanying balance sheets of St. Gallen Acquisition Corp. (a Delaware corporation) as of December 31, 1998 and 1997, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the year ended December 31, 1998 and the period from April 28, 1997 (Inception) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of St. Gallen Acquisition Corp. as of December 31, 1998 and 1997, and the results of its operations, changes in stockholders' equity (deficit) and its cash flows for the year ended December 31, 1998 and the period from April 28, 1997 (Inception) to December 31, 1997 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, there is substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.



                                  LONDON & CO.

                          ST. GALLEN ACQUISITION CORP.
                                 BALANCE SHEETS

                                                                                              DECEMBER 31,
                                                                                         ---------------------
                                                                                         1998             1997
                                                                                         ----             ----
                                                      ASSETS

OTHER ASSETS
     Organization expense, net of accumulated amortization
         of $119 and $48 respectively                                                    $239             $310
                                                                                         ----             ----
              TOTAL ASSETS                                                               $239             $310
                                                                                         ====             ====

                                  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
     Accounts Payable                                                                  $  540           $  210
     Franchise Tax Payable                                                                 30               30
                                                                                         ----             ----
              TOTAL CURRENT LIABILITIES                                                   570              240
                                                                                         ----             ----

NON-CURRENT LIABILITIES
     Due to Related Party (Note 2)                                                        598              358
                                                                                        -----             ----
              TOTAL LIABILITIES                                                         1,168              598
                                                                                        -----             ----

STOCKHOLDERS' EQUITY (DEFICIT)
     Common Stock, $.001 par value, 20,000,000 Shares
         Authorized, 1,000,000 Issued and Outstanding                                   1,000                0
     Preferred Stock, $.001 par value, 10,000,000 Shares
         Authorized, None Issued and Outstanding                                            0                0
     Common Stock Subscribed                                                                0            2,000
     Subscriptions Receivable (Note 4)                                                      0           (2,000)
     Retained Earnings (Deficit)                                                       (1,929)            (288)
                                                                                       ------           ------
              TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                       (929)            (288)
                                                                                       ------           ------
              TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                     $  239           $  310
                                                                                       ======           ======


      (See Accompanying Auditor's Report and Notes to Financial Statements)

                          ST. GALLEN ACQUISITION CORP.
                            STATEMENTS OF OPERATIONS

                                                                                                  Period From
                                                                                                 April 28, 1997
                                                                                                  (Inception) to
                                                                                  December 31,     December 31,
                                                                                      1998             1997
                                                                                -------------    --------------
REVENUES                                                                            $       0       $     0

EXPENSES
     General and Administrative                                                       ( 1,611)          258
                                                                                    ---------        ------
         LOSS BEFORE PROVISION FOR INCOME TAXES                                        (1,611)         (258)
PROVISION FOR INCOME TAXES                                                                 30            30
                                                                                    ---------        ------
         NET LOSS                                                                     $(1,641)       $ (288)
                                                                                    =========        ======
EARNINGS PER COMMON SHARE                                                               (Nil)          N/A
                                                                                    =========        ======




      (See Accompanying Auditor's Report and Notes to Financial Statements)

                                     ST. GALLEN ACQUISITION CORP.
                        STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                                           COMMON STOCK          PREFERRED STOCK      COMMON
                                         ------------------      ---------------       STOCK      SUBSCRIPTIONS    NET
                                         SHARES      AMOUNT      SHARES   AMOUNT     SUBSCRIBED    RECEIVABLE      LOSS      TOTAL
                                         ------      ------      ------   -----      ----------   -------------    -----    -------
BALANCE AT INCEPTION (APRIL 28, 1997)        0        $  0          0      $  0        $    0          $   0       $  0      $   0

COMMON STOCK SUBSCRIBED                                                                 2,000                                 2,000

SUBSCRIPTIONS RECEIVABLE                                                                              (2,000)                (2,000)

     NET LOSS FROM INCEPTION TO
         DECEMBER 31, 1997                                                                                         (288)       (288)
                                        -------      ------      ------   -----      ----------   -------------    -----    -------

BALANCE AT DECEMBER 31, 1997                 0           0          0         0        2,000          (2,000)      (288)       (288)

COMMON STOCK ISSUED AT PAR            1,000,000      1,000                            (2,000)          2,000                  1,000

     NET LOSS                                                                                                    (1,641)     (1,641)
                                      ---------      ------      ------   -----      -------        --------    -------     -------
BALANCE AT DECEMBER 31, 1998          1,000,000      $1,000      $  0      $ 0       $     0          $    0    $(1,929)    $  (929)
                                      =========      ======      ======   =====      =======        ========    =======     =======



        (See Accompanying Auditor's Report and Notes to Financial Statements)

                                               ST. GALLEN ACQUISITION CORP.
                                                 STATEMENTS OF CASH FLOWS


                                                                                                  Period From
                                                                                                 April 28, 1997
                                                                                                  (Inception) to
                                                                                December 31,      December 31,
                                                                                    1998              1997
                                                                               --------------  ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net Loss                                                                         $(1,641)           $(288)
     Adjustments to Reconcile Net Loss to Net
         Cash Provided by Operating Activities:
              Amortization                                                                 71               48
              Increase (Decrease) In:
                  Accounts Payable                                                      1,540              210
                  Accrued Liabilities                                                      30               30
                                                                                      -------            -----
         NET CASH PROVIDED BY OPERATING ACTIVITIES                                          0                0
                                                                                      -------            -----
CASH FLOWS FROM INVESTING ACTIVITIES                                                        0                0
                                                                                      -------            -----
NET CASH FLOWS FROM INVESTING ACTIVITIES                                                    0                0
                                                                                      -------            -----
CASH FLOWS FROM FINANCING ACTIVITIES                                                        0                0
                                                                                      -------            -----
NET CASH FLOWS FROM FINANCING ACTIVITIES                                                    0                0
                                                                                      -------            -----
NET INCREASE IN CASH                                                                        0                0
                                                                                      -------            -----
CASH AT BEGINNING OF YEAR                                                                   0                0
                                                                                      -------            -----
CASH AT END OF YEAR                                                                   $     0          $     0
                                                                                      =======          =======


      (See Accompanying Auditor's Report and Notes to Financial Statements)

                          ST. GALLEN ACQUISITION CORP.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     ORGANIZATION

     St. Gallen Acquisition Corp. (the Company) was incorporated in the state of Delaware on April 28, 1997. The Company was formed to act as a financing and acquisition entity for technology development. The Company has limited capital and is not currently engaged in an operating business.

     STATEMENT OF CASH FLOWS

     The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. For the years ended December 31, 1998 and 1997 cash paid for interest and income taxes was $0. In addition, the Company entered into several non-monetary transactions. In 1998 a related party paid current operating expenses on behalf of the Company in the amount of $240. In addition the Company issued $1,000 in stock in exchange for payment of a liability. In 1997 the Company incurred organization expenses of $358 which were funded by a related party. See Note 2.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

     INCOME TAXES

     The Company has adopted SFAS 109, Accounting for Income Taxes, to account for deferred income taxes. Deferred taxes are computed based on the tax liability or benefit in future years of the reversal of temporary differences in the recognition of income or deduction of expenses between financial and tax reporting purposes. As of December 31, 1998 and 1997 deferred income taxes were negligible; therefore no deferred tax has been recognized as of that date.

                          ST. GALLEN ACQUISITION CORP.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:  (continued)

     AMORTIZATION

     Amortization of organization expense is calculated using the straight-line method over five years. Amortization expense for December 31, 1998 and 1997 was $71 and $48 respectively.

     EARNINGS PER COMMON SHARE

     In 1998 earnings (loss) per share are computed by dividing net income
     (loss) by the weighted-average number of shares issued and outstanding during the reported period. In 1997, no shares were issued or outstanding.


NOTE 2 - RELATED PARTY TRANSACTIONS:

     During the course of the year an entity owned 33% by an individual participating in the common stock subscription advanced funds for the organization expenses of the Company in the amount of $240. These funds are not expected to be repaid within the current year. Also, see Notes 1 and 4.


NOTE 3 - INCOME TAXES:

     The provision for income taxes is comprised of the following:

                                                                           1998              1997
                                                                          -----             -----
         Current:
              Federal                                                      $  0             $  0
              State                                                          30               30
                                                                           ----             ----
                                                                             30               30
         Deferred                                                             0                0
         Provision for Income Taxes                                        $ 30             $ 30
                                                                           ====             ====

     In addition, the Company has a federal net operating loss carryforward of $1,929 which will expire in the year 2012 and 2013 if not utilized.

                          ST. GALLEN ACQUISITION CORP.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998


NOTE 4 - STOCKHOLDERS' EQUITY:

     The Company is authorized to issue 20 million shares of common stock with a par value of $.001 per share. In addition, the Company is authorized to issue 10 million shares of preferred stock with a par value of $.001 per share. As of December 31, 1998 one million common shares were issued and outstanding, of which 800,000 shares are held by Deleco Investment Company which in turn is owned in the majority by two individual stockholders, one of which is an officer of the Company. The remaining shares are held by various individuals of which two are officers of the Company. As of December 31, 1997 no common or preferred shares were issued or outstanding.


NOTE 5 - YEAR 2000:

     Currently, the Company is assessing its computer systems and business processes and intends to initiate actions to address the "Year 2000 issues" identified. Management is also assessing the actions being taken by significant third parties that interface with the Company. At this time management is not able to determine the impact, including the costs of remediation, of the "Year 2000 issue" on the Company. However, it is believed that any impact of Y2K issues on the Company will have an immaterial effect on company operations.


NOTE 6 - UNCERTAINTY OF ABILITY TO CONTINUE AS A GOING CONCERN:

     The financial statements of St. Gallen Acquisition Corp. have been prepared on the basis of accounting principles applicable to a going concern. It is the Company's belief that it will continue to incur losses during the coming year and require additional funds. As discussed in Note 1, the Company is not currently pursuing a business activity. Therefore, in order for the Company to continue as a going concern, it is dependent upon its ability to raise capital from various sources, including the collection of funds from issuance of common or preferred stock as well as possible additional loans from related entities or individuals. The Company's ability to achieve these objectives cannot be determined at this time. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PART III

ITEM 1.  INDEX TO EXHIBITS                                                   PAGE
                                                                             ----
         3.1      Certificate of Incorporation of the Company                 26

         3.2      Bylaws of the Company                                       30

         4.1      Specimen of Common Stock Certificate                        47

         10.1     [Form of] Indemnity Agreement.                              48

         27.1     Financial Data Schedule                                     52

SIGNATURES


         In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      ST. GALLEN ACQUISITION CORP.,
                                      a Delaware corporation


Date:  January 6, 2000                By: /s/ KEVIN DEVITO
                                          -------------------------------------
                                          Kevin DeVito, Chief Executive Officer